Exhibit 99

Contact:	Randall Oliver (media)
(323) 869-7607
randall.oliver@smartandfinal.com
Richard Phegley (investors)
(323) 869-7779
rick.phegley@smartandfinal.com

SMART & FINAL REPORTS 5.2 PERCENT SALES INCREASE

FOR THIRD QUARTER 2005

•	3.3 Percent Comparable Sales Growth In Third Quarter
•	Year-to-Date Operating Cash Flow of $57.5 Million

LOS ANGELES, November 1, 2005 – Smart & Final Inc. (NYSE – SMF) today reported sales for its sixteen-week third quarter ended October 9, 2005 of $634.4 million, an increase of $31.2 million, or 5.2 percent, over third quarter 2004 sales of $603.2 million. Third quarter 2005 comparable store sales increased by 3.3 percent over third quarter 2004.

As previously announced, the company has reached a preliminary settlement in a class action litigation matter and a related pre-tax charge of $19.0 million is included in income from operations for the third quarter 2005. Including the litigation charge, income from continuing operations was $1.0 million, or $0.03 per diluted share. Adjusting for the exclusion of this charge, income from continuing operations for the third quarter of 2005 was $12.3 million, or $0.38 per diluted share, compared to $12.0 million or $0.37 per diluted share for the third quarter 2004 (see the attached Non-GAAP Financial Measures schedule below).

Etienne Snollaerts, president and chief executive officer stated, “Our third quarter results reflect a continuing solid market position for our stores, with overall sales growth of more than 5 percent. Despite a strong competitive environment, on a year-to-year basis we were able to increase both the number of customer transactions and average transaction amount, in both of our store formats.”

Snollaerts continued, “In the third quarter we continued to struggle with higher than planned distribution costs which have impacted our gross margin rate throughout 2005. As part of our plan to address distribution inefficiencies, we are continuing the implementation of a new supply chain management system to improve the accuracy and timeliness of warehouse operations. While operational issues associated with this implementation impacted sales and store operating expense rates in the third

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Smart & Final Inc. Third Quarter 2005

quarter, we view the near-term challenges as essential to building a more flexible, higher capacity distribution system to support our future sales growth. Our operational performance has steadily improved since the initial phase of the supply chain system implementation, with current warehouse shipment rates in line with the prior year average. Even with these challenges in the third quarter, our income from continuing operations, excluding the litigation charge, surpassed the prior year’s results.”

Gross margin from continuing operations increased $0.7 million, or 0.6 percent, to $109.4 million for the third quarter of 2005 as compared to $108.7 million for the prior year third quarter. As a percentage of sales, gross margin was 17.2 percent for third quarter 2005 compared to 18.0 percent for third quarter 2004. The year-to-year decrease in gross margin rate was primarily due to increased distribution costs.

As a percentage of sales, operating and administrative expenses decreased to 13.7 percent for the 2005 third quarter from 14.2 percent for the 2004 third quarter. The decrease as a percentage of sales was largely attributable to lower incentive compensation costs, partially offset by increased store operating costs and information system costs. Total operating and administrative expenses from continuing operations were $86.9 million for the third quarter of 2005, as compared to $85.5 million for the prior year third quarter.

Interest expense decreased to $2.9 million for the 2005 third quarter as compared to $3.4 million for the prior year third quarter, primarily as a result of lower debt outstanding and lower effective interest rate. Year to date cash flow provided by operating activities increased to $57.5 million in 2005, compared to $41.9 million in the prior year to date period.

Three new stores opened during the 2005 third quarter, in central Los Angeles, Calif., Signal Hill, Calif. and Valencia, Calif., bringing the 2005 year to date new store openings to a total of seven. Additionally, one store was relocated during the quarter in Hemet, Calif. The company operated 241 stores at the end of the third quarter 2005 compared with 231 stores at the end of the 2004 third quarter.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 241 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

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Smart & Final Inc. Third Quarter 2005

A telephone conference call with Smart & Final’s senior management will be held on Wednesday November 2, 2005 at 8:00 a.m. Pacific Standard Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. Current and future operating trends and results may be impacted by important factors, including the implementation of key information system initiatives and their potential effect on company operations. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

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SMART & FINAL INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	October 9, 2005	January 2, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,131	$28,672
Accounts receivable, less allowance for doubtful accounts of $239 in 2005 and $254 in 2004	16,285	16,717
Inventories	144,949	142,360
Prepaid expenses and other current assets	19,247	16,428
Deferred tax assets	11,646	11,646
Assets of discontinued operations	2,129	2,129

Total current assets	236,387	217,952
Property, plant and equipment:
Land	71,869	66,275
Buildings and improvements	62,583	62,583
Leasehold improvements	130,100	125,206
Fixtures and equipment	207,427	194,554

	471,979	448,618
Less – Accumulated depreciation and amortization	217,195	197,443

Net property, plant and equipment	254,784	251,175
Assets under capital leases, net of accumulated amortization of $7,802 in 2005 and $7,669 in 2004	1,604	2,085
Goodwill	34,775	34,775
Deferred tax assets	17,295	18,237
Equity investment in joint venture	7,098	6,258
Cash held in real estate trust	119	116
Other assets	65,883	56,833

Total assets	$617,945	$587,431

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$1,026	$1,353
Accounts payable	93,851	83,103
Accrued salaries and wages	16,962	20,166
Other accrued liabilities	55,066	47,863
Liabilities of discontinued operations	1,040	2,476

Total current liabilities	167,945	154,961
Long-term liabilities:
Obligations under capital leases	2,030	2,638
Bank debt	25,000	25,000
Notes payable	53,298	53,396
Notes payable to affiliate	33,125	33,133
Other long-term liabilities	32,571	30,324
Postretirement and postemployment benefits	36,886	35,566

Total long-term liabilities	182,910	180,057
Commitments and contingencies Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 31,724,845 shares issued and outstanding in 2005 and 30,752,118 in 2004)	317	308
Additional paid-in capital	228,195	219,768
Retained earnings	58,266	46,157
Accumulated other comprehensive loss	(12,168)	(12,361)
Notes receivable for common stock	(18)	(75)
Treasury stock, at cost, 555,803 shares in 2005 and 86,475 shares in 2004	(7,502)	(1,384)

Total stockholders’ equity	267,090	252,413

Total liabilities and stockholders’ equity	$617,945	$587,431

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 9, 2005	October 3, 2004	October 9, 2005	October 3, 2004
	(Unaudited)		(Unaudited)
Sales	$634,371	$603,161	$1,546,101	$1,484,428
Cost of sales, buying and occupancy	524,996	494,466	1,288,819	1,225,567

Gross margin	109,375	108,695	257,282	258,861
Operating and administrative expenses	86,903	85,470	211,444	203,932
Litigation charge	19,000	—	19,000	—

Income from operations	3,472	23,225	26,838	54,929
Interest expense, net	2,882	3,448	7,262	10,859

Income from continuing operations before income taxes	590	19,777	19,576	44,070
Income tax provision	(136)	(7,908)	(7,585)	(17,629)
Equity earnings of joint venture	497	131	652	485

Income from continuing operations	951	12,000	12,643	26,926
Discontinued operations, net of tax	(128)	(302)	(534)	(922)

Net income	$823	$11,698	$12,109	$26,004

Earnings (loss) per common share:
Earnings per common share from continuing operations	$0.03	$0.40	$0.41	$0.90
Loss per common share from discontinued operations	—	(0.01)	(0.02)	(0.03)

Earnings per common share	$0.03	$0.39	$0.39	$0.86

Weighted average common shares	30,883,785	30,248,982	30,768,305	30,076,409

Earnings (loss) per common share, assuming dilution:
Earnings per common share, assuming dilution, from continuing operations	$0.03	$0.37	$0.39	$0.85
Loss per common share, assuming dilution, from discontinued operations	—	(0.01)	(0.02)	(0.03)

Earnings per common share, assuming dilution	$0.03	$0.36	$0.38	$0.82

Weighted average common shares and common share equivalents	32,229,174	32,183,765	32,122,664	31,718,478

*	Totals may not aggregate due to rounding

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AS A PERCENTAGE OF SALES

	Sixteen Weeks Ended		Forty Weeks Ended
	October 9, 2005	October 3, 2004	October 9, 2005	October 3, 2004
	(Unaudited)		(Unaudited)
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, buying and occupancy	82.8	82.0	83.4	82.6

Gross margin	17.2	18.0	16.6	17.4
Operating and administrative expenses	13.7	14.2	13.7	13.7
Litigation charge	3.0	—	1.2	—

Income from operations	0.5	3.9	1.7	3.7
Interest expense, net	0.5	0.6	0.5	0.7

Income from continuing operations before income taxes	0.1	3.3	1.3	3.0
Income tax provision	—	(1.3)	(0.5)	(1.2)
Equity earnings of joint venture	0.1	—	—	—

Income from continuing operations	0.1	2.0	0.8	1.8
Discontinued operations, net of tax	—	(0.1)	—	(0.1)

Net income	0.1%	1.9%	0.8%	1.8%

*	Totals may not aggregate due to rounding.

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Forty Weeks Ended
	October 9, 2005	October 3, 2004
	(Unaudited)
Cash Flows from Operating Activities:
Income from continuing operations	$12,643	$26,926
Adjustments to reconcile income from continuing operations to net cash provided by continuing activities:
Non-cash litigation charge, net of tax	11,373	—
Gain on disposal of property, plant and equipment	(64)	(373)
Depreciation	14,066	13,854
Amortization	10,622	9,892
Amortization of deferred financing costs	220	1,326
Deferred tax provision	943	625
Equity earnings of joint venture	(652)	(485)
Decrease (increase) in:
Accounts receivable	527	2,672
Inventories	(2,589)	(12,759)
Prepaid expenses and other assets	2,471	7,673
Increase (decrease) in:
Accounts payable	10,749	3,502
Accrued salaries and wages	(2,921)	3,548
Other accrued liabilities	2,060	(11,108)

Net cash provided by continuing activities	59,448	45,293
Net cash used in discontinued activities	(1,970)	(3,439)

Net cash provided by operating activities	57,478	41,854

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(34,678)	(15,690)
Proceeds from disposal of property, plant and equipment	37	4,375
Investment in capitalized software	(9,088)	(8,935)
Change in cash held in real estate trust	(3)	14,241
Other	(420)	5,532

Net cash used in continuing activities	(44,152)	(477)
Net proceeds from divestitures	—	325
Net cash provided by discontinued activities	—	226

Net cash (used in) provided by investing activities	(44,152)	74

Cash Flows from Financing Activities:
Payments on bank line of credit	(20,000)	(35,000)
Borrowings on bank line of credit	20,000	5,000
Payments on notes payable	(1,040)	(1,455)
Payments in connection with debt amendments	(215)	—
Proceeds from issuance of common stock, net of costs	1,388	4,565

Net cash provided by (used in) financing activities	133	(26,890)

Increase in cash and cash equivalents	13,459	15,038
Cash and cash equivalents at beginning of the period	28,672	36,592

Cash and cash equivalents at end of the period	$42,131	$51,630

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SMART & FINAL INC.

NON-GAAP FINANCIAL MEASURES

The following schedule contains supplemental information regarding our income from continuing operations for the sixteen and forty weeks ended October 9, 2005 and October 3, 2004, as adjusted for the exclusion of expenses associated with the litigation charge. This financial information is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations unadjusted for these items. The reconciliation of each of the non-GAAP financial measures is as follows:

SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Sixteen Weeks Ended

(dollars in thousands, except per share amounts)

	October 9, 2005				October 3, 2004 GAAP (a)
	GAAP (a)	Adjustments		Non-GAAP (b)
Sales	$634,371	$—		$634,371	$603,161
Cost of sales, buying and occupancy	524,996	—		524,996	494,466

Gross margin	109,375	—		109,375	108,695
Operating and administrative expenses	86,903	—		86,903	85,470
Litigation charge	19,000	(19,000	) (c)	—	—

Income from operations	3,472	19,000		22,472	23,225
Interest expense, net	2,882	—		2,882	3,448

Income from continuing operations before income taxes	590	19,000		19,590	19,777
Income taxes	(136)	(7,627)		(7,763)	(7,908)
Equity earnings in unconsolidated subsidiary	497	—		497	131

Income from continuing operations	$951	$11,373		$12,324	$12,000

Earnings per common share, assuming dilution, from continuing operations	$0.03			$0.38	$0.37

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).

(b)	Non-GAAP amounts exclude expenses associated with the litigation charge.

(c)	Amount represents expenses associated with the litigation charge.

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Forty Weeks Ended

(dollars in thousands, except per share amounts)

	October 9, 2005				October 3, 2004 GAAP (a)
	GAAP (a)	Adjustments		Non-GAAP (b)
Sales	$1,546,101	$—		$1,546,101	$1,484,428
Cost of sales, buying and occupancy	1,288,819	—		1,288,819	1,225,567

Gross margin	257,282	—		257,282	258,861
Operating and administrative expenses	211,444	—		211,444	203,932
Litigation charge	19,000	(19,000	) (c)	—	—

Income from operations	26,838	19,000		45,838	54,929
Interest expense, net	7,262	—		7,262	10,859

Income from continuing operations before income taxes	19,576	19,000		38,576	44,070
Income taxes	(7,585)	(7,627)		(15,212)	(17,629)
Equity earnings in unconsolidated subsidiary	652	—		652	485

Income from continuing operations	$12,643	$11,373		$24,016	$26,926

Earnings per common share, assuming dilution, from continuing operations	$0.39			$0.75	$0.85

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).

(b)	Non-GAAP amounts exclude expenses associated with the litigation charge.

(c)	Amount represents expenses associated with the litigation charge.

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